We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the International Aircraft Investors 1997 Eligible Directors Stock Option Plan of our report dated January 31, 1997, except the third paragraph of Note 9 which is as of March 4, 1997 and Note 5 which is as of March 26, 1997, included in the Prospectus of International Aircraft Investors dated November 5, 1997.



                                   KPMG PEAT MARWICK LLP



Los Angeles, California
February 13, 1998